Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on June 28, 2013.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	26-4413382 (I.R.S. Employer Identification No.)

350 Indiana Street, Suite 800
Golden, Colorado 80401
(303) 839-5060
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert P. Vogels
Senior Vice President, Chief Financial Officer
350 Indiana Street, Suite 800
Golden, Colorado 80401
(303) 839-5060
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deborah J. Friedman
Brian Boonstra
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement as determined by market conditions.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value	2,048,691(3)	$1.35	$2,765,732.85	$377.25

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
In accordance with Rule 457(c), the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing. For the initial filing of this registration statement, this estimate is based on the average of the high and low sales price of our common stock reported by NYSE MKT on June 26, 2013 which was $1.35 per share.

(3)
Represents 1,365,794 shares of common stock and 682,897 shares of common stock issuable upon exercise of warrants that may be sold by the selling stockholder named herein.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 28, 2013

PROSPECTUS

2,048,691 Shares
Common Stock

        The selling stockholder named herein (the "Selling Stockholder") may use this prospectus in connection with sales of up to 2,048,691 shares of common stock of Golden Minerals Company ("Golden Minerals," "we," "us," or "our"), which includes 1,365,794 shares of common stock and 682,897 shares of common stock issuable upon exercise of warrants.

        The Selling Stockholder may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

        Our common stock is listed on the NYSE MKT LLC (the "NYSE MKT") under the symbol "AUMN." On June 26, 2013, the last reported sale price of our common stock on the NYSE MKT was $1.34 per share. Our common stock is also listed on the Toronto Stock Exchange (the "TSX") under the symbol "AUM". The closing price for our common stock on June 26, 2013, as quoted on the TSX, was Cdn$1.41.

        The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in "Risk Factors" on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation. These statements include statements relating to our plans, expectations and assumptions concerning our Velardeña mining operations, our El Quevar project, the timing and budget for exploration and monetization of certain properties in our exploration portfolio, our expected cash needs, and statements concerning our financial condition and legal risks.

        We use the words "anticipate," "continue," "likely," "estimate," "expect," "may," "could," "will," "project," "should," "believe" and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under "Risk Factors" in this prospectus and other factors set forth in this prospectus, including:

  •
  Risks related to our ability to re-start our Velardeña mining operations in Mexico in the future when and if operating plans and metal prices support a cash positive outlook for the property, including risks related to our inability to develop operating plans or gold recovery improvements that can achieve sustainable cash positive results at current and future metals prices; unexpected events at the mining operations such as difficulties in maintaining the properties on a care and maintenance basis and potential sabotage to the assets; technical, permitting, water, mining, metallurgical or processing issues; changes in interpretation of geological or metallurgical information at the mining operations; loss of and inability to adequately replace skilled mining and management personnel; and strikes or other labor problems;

  •
  Other risks related to the Velardeña mining operations when and if mining recommences, including variations in the nature, quality and quantity of any mineral deposits that may be located there, our ability to produce minerals from the mines successfully or profitably, operating or processing problems, delays in or inability to increase production in the future, continued decreases in silver and gold prices, our ability to obtain and maintain any necessary permits, consents, or authorizations needed to operate at the mines, accidents and other unanticipated events and our ability to raise the necessary capital to finance any advancement, changes in treatment technologies and potential expansion of the mining operations;

  •
  The feasibility and economic viability of potential expansion plans at the Velardeña mining operations;

  •
  Risks related to the El Quevar project in Argentina, including our ability to find a joint venture partner to advance the project, results of future exploration, feasibility and economic viability, delays and increased costs associated with evaluation of the project, and results of our evaluation and future exploration;

  •
  Our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

  •
  Results of future exploration and of our efforts to monetize certain exploration properties;

  •
  Economic and political events affecting the market prices for silver, gold, zinc, lead and other minerals which may be found on our development and exploration properties;

  •
  Political and economic instability in Mexico and Argentina and other countries in which we conduct our business and future actions of any of these governments with respect to nationalization of natural resources or other changes in mining or taxation policies; and

  •
  The factors set forth in "Risk Factors" on page 4 of this prospectus.

        Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

        Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

        All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

        The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.

The Offering

Securities Offered	2,048,691 shares of our common stock compiled of 1,365,794 shares of our common stock and 682,897 shares of our common stock issuable upon exercise of warrants, offered by the Selling Stockholder, which shares and warrants were acquired in a private placement of units.
Offering Price	The Selling Stockholder may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.
Common Stock Outstanding	43,417,833 shares of common stock, $.01 par value per share, were outstanding as of, June 26, 2013.
Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds	The common stock offered pursuant to this prospectus is being sold by the Selling Stockholder, and we will not receive any proceeds of the offering.

        Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Our telephone number is (303) 839-5060. We also maintain a mining operations office in Mexico and exploration offices in Argentina and Mexico. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.

RISK FACTORS

        An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2012. In addition, please consider the risk factors below, related to the recent shut-down of our Velardeña mining operations. Also, please read "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

The Velardeña mining operations may not operate again.

        In late June 2013, we shut down our Velardeña mine and processing plants and placed them on a care and maintenance program. Commencing operations again is subject to numerous risks and uncertainties, including:

  •
  whether we are able to develop mine plans, operating plans or gold recovery improvements that can achieve sustainable cash positive results at current and future metals prices;

  •
  unexpected events at the mining operations, including difficulties in maintaining the properties on a care and maintenance basis, potential sabotage or damage to the assets related to the suspension of operations, and variations in ore grade and relative amounts, grades and metallurgical characteristics of oxide and sulfide ores;

  •
  continued decreases in gold and silver prices;

  •
  technical, permitting, water, mining, metallurgical or processing issues;

  •
  changes in interpretation of geological or metallurgical information at the mining operations;

  •
  actual costs of the shutdown exceeding current estimates or including unanticipated costs;

  •
  loss of and inability to adequately replace skilled mining and management personnel;

  •
  strikes or other labor problems; and

  •
  our ability to raise capital for purposes of potential implementation of new mine and operating plans or for general and administrative costs and other working capital needs.

        Based on these risks and uncertainties, there can be no assurance that we will be able to re-start our Velardeña mining operations in the future.

We expect to incur operating losses and operating cash flow deficits through 2013 and our profitability in the foreseeable future would depend on our ability to re-start our Velardeña mining operations on a profitable basis.

        We have a history of operating losses and we expect that we will continue to incur operating losses unless and until such time as we are able to re-start our Velardeña mining operations in Central Mexico, and until our Velardeña mining operations, the El Quevar project in Argentina, or another of our exploration properties generates sufficient revenue to fund our continuing operations. As of December 31, 2012 and March 31, 2013, we had approximately $44.6 million and $36.2 million, respectively, in cash and cash equivalents and short terms investments. By placing the Velardeña mine and processing plants on a care and maintenance program to enable a re-start in the future when operating plans and metals prices support a cash positive outlook for the property, we are projecting approximately $7 million of one-time costs in the second and third quarters 2013 for employee severance and other activities related to the suspension of operations and approximately $1 million in quarterly holding costs after the third quarter should operations remain suspended, with an anticipated cash balance of approximately $14 million at year-end 2013. We plan to review whether an impairment of the Velardeña asset is indicated for accounting purposes as we prepare our financial statements for the quarter ending June 30, 2013. In the absence of additional funding, we expect that our current cash and investment balance would be depleted in the first quarter 2015. These expectations are subject to a number of assumptions. For example, the actual costs related to placing the Velardeña mine and processing plants on a care and maintenance program may exceed current estimates or include unanticipated costs such as potential sabotage or damage to the assets related to the suspension of operations or costs related to strikes or other labor problems. Additionally, the amounts and timing of expenditures will depend on the progress of our efforts to advance our El Quevar project and continue exploration at these and other properties, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, prices of metals, costs of materials and supplies, the execution of any joint venture agreements with strategic partners, if any, and our potential future acquisition of additional properties, in addition to other factors, many of which are and will be beyond our control. If our expectations for 2013 and subsequent years prove to be incorrect, and if we are unable to obtain additional funding, we would face substantial operating cash losses and be required to significantly change our operating plans. Further, once the Velardeña mining operations are placed on a care and maintenance program, we will have no production and therefore no revenues, developing a profitable mine and operating plan may not occur or may take longer and depend on a number of factors, including future metals prices. Based on the current economic conditions, specifically with respect to metals prices, we cannot be certain we will be able to re-start the Velardeña mining operations in the future, and therefore generate revenues, achieve profitability, be able to eliminate operating cash flow deficits, or cease to require additional funding.

In addition to the proceeds we received from our financing activities during September 2012, if and when we are able to re-start our Velardeña mining operations, we would require additional external funding to complete a significant expansion of the Velardeña mining operations.

        In addition to the proceeds we received from our financing activities during September 2012, if and when we are able to re-start our Velardeña mining operations, we would require substantial funds from external sources in order to complete a significant expansion of the Velardeña mining operations. During the Velardeña mining operations suspension period, we plan to continue work on treatment options for gold-bearing pyrites produced at the mine, including autoclave, bioleach and roasting technologies to improve gold recoveries and support a potential expansion of the Velardeña mining operations. In addition to these technologies, an expansion could include sulfide plant ball mill upgrades and additional flotation and filtration capacity. We have not yet determined appropriate processing technologies which, together with planned underground drilling, should assist us in evaluating future expansion options. We do not have a credit, off-take or other commercial financing arrangements in place that would finance the completion of and expansion of the Velardeña mining operations and we believe that securing credit for these projects may be difficult given our limited history and the continuing volatility in global credit markets. In addition, commercial financing arrangements may not be available on favorable terms or on terms that would not further restrict our operating flexibility and ongoing ability to meet our cash requirements over a reasonable period of time. Access to public financing has been negatively impacted by the volatility in the credit markets, which may affect our ability to obtain equity or debt financing in the future and, if obtained, to do so on favorable terms. We also may not be able to obtain funding by monetizing additional non-core exploration portfolio assets at an acceptable price. We cannot assure you that we will be able to obtain external financing for future expansion of the Velardeña mining operations on favorable terms or at all.

If we recommence operations at Velardeña, we are likely to enter into a collective bargaining agreement with a union and we will remain subject to Mexican labor and employment regulations, which may adversely affect our operations and financial condition.

        Prior to the suspension of our Velardeña mining operations, our employees in Mexico were represented by a union and our relationship with our employees was governed by collective bargaining agreements. If we are able to recommence mining at our Velardeña mining operations, we expect that initially our operations will not be subject to collective bargaining agreements. However, we have agreed with the union that at an appropriate point following the recommencement of mining operations, which may be when we are acheiving on a sustainable basis target production levels under a new mine and operating plan, we will negotiate a new collective bargaining agreement with the union. Any collective bargaining agreement that we enter into with the union may restrict our operating flexibility in and impose additional costs on our operations. In addition, relations between us and our employees in Mexico may be affected by changes in regulations or labor union requirements regarding labor relations that may be introduced by the Mexican authorities or by labor unions. Changes in legislation or in the relationship between us and our employees may have a material adverse effect on our operations and financial condition.

Our ability to re-start our Velardeña mining operations and potentially obtain long-term cash flow and profitability at our Velardeña mining operations or other properties in the future will be affected by changes in prices of silver, gold and other metals.

        Our ability to re-start our Velardeña mining operations, to establish reserves and develop our exploration properties, and to become profitable in the future, as well as our long-term viability, depend, in large part, on the market prices of silver, gold, zinc, lead, copper and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  supply of, and demand for, silver, gold, zinc, lead, copper and other metals;

  •
  speculative activities and producer hedging activities;

  •
  expectations for inflation;

  •
  political and economic conditions; and

  •
  supply of, and demand for, consumables required for production of metals.

        The recent declines in gold and silver prices have had a significant impact on our operations and a continued decline could negatively affect our plans to re-start the Velardeña mining operations. Additionally, future weakness in the global economy could increase volatility in metals prices or depress metals prices, which could also affect our plans to re-start our Velardeña mining operations, or make it uneconomic for us to engage in mining or exploration activities. Volatility or sustained price declines may also adversely affect our ability to build our business.

THE COMPANY

        We are a mining company and we own the Velardeña precious metals mining operations in the State of Durango, Mexico, the El Quevar advanced silver exploration property in the province of Salta, Argentina, and a diversified portfolio of precious metals and other mineral exploration properties located in or near historical precious metals producing regions of Mexico and South America. Our current focus is primarily on evaluating our mine and operating plans at our Velardeña mining operations while the operations are on a care and maintenance program, advancing our El Quevar project and continued rationalization of our exploration portfolio.

        In June 2013, we suspended operations at our Velardeña mining operations, placing the mine and processing plants on a care and maintenance program to enable a re-start when operating plans and metals prices support a cash positive outlook for the property. As a result of the suspension, approximately 470 positions at the Velardeña operations were eliminated, and approximately 50 to 60 employees were retained to facilitate a re-start of operations and to maintain and safeguard the longer term value of the asset. We project approximately $7 million of one-time costs in the second and third quarters 2013 for employee severance and other activities related to the suspension of operations and approximately $1 million in quarterly holding costs after the third quarter should operations remain suspended. With the Velardeña mining operations under a care and maintenance program, we anticipate a cash balance of approximately $14 million at year-end 2013. We plan to review whether an impairment of the Velardeña asset is indicated for accounting purposes as we prepare our financial statements for the quarter ending June 30, 2013.

        During May 2013, we completed the San Mateo ramp at the Velardeña mining operations providing access to the productive Santa Juana mining area. The completed ramp, which provides more efficient and less costly haulage capacity from the mine, should be helpful to the re-start economic analysis. During the suspension period, we plan to use the ramp to access mining areas to develop and evaluate re-start mining plans. We also plan to continue work on treatment options for gold-bearing pyrites produced at the mine, including autoclave, bioleach and roasting technologies to eventually improve gold recoveries. We currently estimate payable production during the second quarter 2013, prior to the suspension, of approximately 160,000 silver equivalent ounces, assuming a 50:1 ratio for gold to silver. In connection with the suspension, we are also evaluating further general and administrative expense reductions, with the objective of reducing corporate general and administrative expense by about 25 percent from 2012 levels.

        We are also focused on advancement of the El Quevar project, and in early 2013, we completed a 2,400 meter, 16-hole drilling program at the Quevar North and South areas at El Quevar. Results may represent a significant extension of the previously defined Yaxtché deposit and a mineralized zone at Quevar North similar in structural control to the Yaxtché zone. In order to advance El Quevar, we are actively soliciting a partner to move the project forward with additional drilling in these areas, drilling in other potential areas and evaluations.

        In addition to our current efforts to evaluate our mine and operating plans at our Velardeña mining operations and advance the El Quevar project, we have made significant progress with our ongoing strategy to rationalize our portfolio of exploration properties. We have relinquished properties no longer of interest, and have reduced our portfolio of about 80 properties containing about 730,000 hectares to about 40 properties containing about 320,000 hectares. Since 2011, we have reduced ongoing annual expenditures for the exploration program by approximately 75 percent.

USE OF PROCEEDS

        The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the Selling Stockholder, and we will receive no proceeds from the sale of this common stock.

 SELLING STOCKHOLDER

        Set forth below is information regarding the name of, and number of shares of common stock owned by, the Selling Stockholder.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
Selling Stockholder(2)	Number	Percent of Class(3)	Shares Offered Hereby	Number		Percent of Class(3)
Sentient Global Resources Fund IV, L.P.(4)	5,166,841	11.90%	2,048,691	3,118,150	(5)	7.18%

(1)
Assumes that the Selling Stockholder will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the Selling Stockholder will sell all or any of these shares.

(2)
The Selling Stockholder is not a registered broker-dealer.

(3)
Based on 43,417,833 shares of our common stock outstanding as of June 26, 2013.

(4)
This information is based on a Schedule 13D/A-5 filed with the SEC on May 16, 2013 by Sentient Global Resources Fund III, L.P. ("Fund III"), SGRF III Parallel I, L.P. ("Parallel I"), Sentient Executive GP III, Limited ("Sentient Executive III"), Sentient Global Resources Fund IV, L.P. ("Fund IV") and Sentient Executive GP IV, Limited ("Sentient Executive IV"). Fund III and Parallel I are both Cayman Islands limited partnerships and beneficially own 3,582,746 and 357,044 shares of our common stock, respectively. The sole general partner of Fund III and Parallel I is Sentient GP III, L.P. ("GP III"). The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 4,483,944 shares of our common stock and warrants to acquire an additional 682,897 shares of our common stock. Each warrant is exercisable for a five year period beginning six months from the issue date, which was September 19, 2012. The sole general partner of Fund IV is Sentient GP IV, L.P. ("GP IV"), which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link and Peter Weidmann are the directors of Sentient Executive III and Sentient Executive IV. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, Fund IV and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(5)
These shares are registered for resale under our Registration Statement on Form S-3 filed with the SEC on March 8, 2012.

        On September 18, 2012, we entered into a Subscription Agreement (the "Subscription Agreement") with the Selling Stockholder, a private equity fund managed by The Sentient Group, an independent private equity firm that manages investments in the global resources industry. Pursuant to the Subscription Agreement, we agreed to sell to the Selling Stockholder a total of 1,365,794 shares of our common stock and warrants to purchase 682,897 shares of our common stock in a private placement, which closed on September 19, 2012. The shares and warrants were sold in units, with each unit consisting of one share of our common stock and a warrant to purchase 0.50 of a share of our common stock. The price to the Selling Stockholder in the private placement was $5.4625 per unit. Each warrant was exercisable beginning on March 20, 2013 at an exercise price of $8.42 per share and will expire on September 19, 2017, five years from the date of issuance. Following the private placement, the Selling Stockholder, together with certain other funds managed by The Sentient Group, owned approximately 19.9% of our outstanding common stock (excluding restricted common stock held by our employees).

        Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") we entered into September 19, 2012 with the Selling Stockholder in connection with the Subscription Agreement, we agreed to register with the Securities and Exchange Commission (the "SEC" or "Commission") the resale of the 1,365,794 shares of common stock and the 682,897 shares of common stock issuable upon exercise of the warrants purchased by the Selling Stockholder. Therefore, we have prepared and filed this prospectus for the purpose of any such resale by the Selling Stockholder. We cannot estimate the number of shares of common stock that will be held by the Selling Stockholder upon termination of the offering since it is possible that they may not sell any of the shares of common stock covered by this prospectus or may acquire or dispose of shares of our common stock not included in this prospectus. See "Plan of Distribution." We do not know when or whether, or at what price, any or all of these shares may be sold.

PLAN OF DISTRIBUTION

        The Registration Rights Agreement requires that we register, under applicable securities laws, the possible resale by the Selling Stockholder of the 1,365,794 shares of common stock and the 682,897 shares of common stock issuable upon exercise of the warrants acquired by the Selling Stockholder pursuant to the Subscription Agreement. Therefore, we have prepared and filed this prospectus. However, we do not know when or whether any or all of these shares may be sold. We will receive no proceeds from the sale of shares included in this prospectus. We will pay the registration, filing, listing and printing fees, and our legal and accounting expenses in connection with this offering. We have agreed to maintain the effectiveness of this registration statement until the earlier of (i) the first date on which all of the shares covered by this prospectus are sold pursuant to an effective registration statement registering such securities for resale, or (ii) the first date on which the shares covered by this prospectus may be sold pursuant to Rule 144 without being subject to the volume restrictions set forth in Rule 144(e) under the Securities Act of 1933, as amended (the "Securities Act").

        The Selling Stockholder and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholder may effect the distribution of the common stock in one or more of the following methods:

  •
  ordinary brokers' transactions, which may include long or short sales;

  •
  transactions involving cross or block trades or otherwise on the open market;

  •
  purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

  •
  "at the market" to or through market makers or into an existing market for the common stock;

  •
  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

  •
  any combination of the above, or by any other legally available means.

        In addition, the Selling Stockholder or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder or their successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

        Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

        Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

        We cannot assure you that the Selling Stockholder will sell any or all of the shares of common stock offered by the Selling Stockholder.

        In order to comply with the securities laws of certain states, if applicable, the Selling Stockholder will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholder may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available to the Selling Stockholder.

        Persons participating in the distribution of our common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock. The anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of the common stock in the market and to the activities of the Selling Stockholder.

        We have not been advised of any selling arrangement at the date of this prospectus between the Selling Stockholder and any broker-dealer or agent. We will receive no proceeds from the sale of the shares by the Selling Stockholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

        We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share. As of June 26, 2013, we had 43,417,833 shares of common stock issued and outstanding.

  Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

  Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

  Election of Directors

        Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

  Liquidation

        In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

  Redemption

        Golden Minerals' common stock is not redeemable or convertible.

  Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus will be fully paid and non-assessable.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Anti-Takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Bylaws

        Some provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

  Special Stockholder Meetings

        Under our Amended and Restated Certificate of Incorporation and Bylaws, special meetings of stockholders may be called only by our board of directors, other than special meetings called solely for the purpose of removing directors, which may be called by requests of the holders of a majority of the outstanding shares of our common stock.

  Election and Removal of Directors

        Our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide that vacancies and newly created directorships on the board of directors may be filled only by a majority of the directors then serving on the board (except as otherwise required by law or by resolution of the board).

Our Amended and Restated Certificate of Incorporation and Bylaws provide that directors may be removed only for cause.

  Undesignated Preferred Stock

        The authorization of undesignated, or "blank check," preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

  Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. See "Advance Notice Requirements for Stockholder Proposals and Director Nominations."

  No Stockholder Action by Written Consent.

        Our Amended and Restated Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.

  No Cumulative Voting.

        Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation's certificate of incorporation authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to the company secretary between the 120th day and the 90th day before the anniversary of the preceding year's annual meeting. If, however, the date of the meeting is advanced more than 30 days before, or delayed more than 60 days after, the anniversary of the annual meeting, notice must be delivered between the 120th day before the meeting and the later of the 90th day before the meeting or the 10th day after we publicly announce the date of the meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendments to Amended and Restated Certificate of Incorporation or Bylaws

        The affirmative vote of the holders of at least a majority of our issued and outstanding common stock, voting as a single class, is generally required to amend or repeal our Amended and Restated Certificate of Incorporation. The affirmative vote of at least 75% of our outstanding common stock is required to approve amendments to the provisions in our Amended and Restated Certificate of Incorporation that establishes the 75% voting threshold for certain transactions. In addition, under the

Delaware General Corporation Law, or DGCL, an amendment to our Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to our Bylaws, our board of directors may from time to time make, amend, supplement or repeal our Bylaws by vote of a majority of our board of directors.

LEGAL MATTERS

        Davis Graham & Stubbs LLP ("DGS") of Denver, Colorado has provided its opinion on the validity of the common stock offered by this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

        DGS has provided a legal opinion with respect to the validity of the shares of common stock being registered pursuant to this prospectus. Deborah Friedman, the Company's Senior Vice President, General Counsel and Corporate Secretary, is a partner with DGS and devotes approximately half her time to serve as our Senior Vice President, General Counsel and Corporate Secretary and approximately half her time to her legal practice at DGS. We currently pay a monthly flat fee of $13,167 to the firm for the approximately one-half of her time that is devoted to us and pay her customary hourly rate to the firm for any time spent by Ms. Friedman in excess of that threshold. In addition, under our 2009 Equity Incentive Plan we have awarded to Ms. Friedman 118,100 shares of restricted common stock and 10,000 stock options.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The estimates of our mineralized material and resources with respect to the Velardeña mining operations and El Quevar have been included or incorporated by reference in reliance upon the technical reports prepared by Chlumsky, Armbrust and Meyer and RungePincockMinarco (formerly Pincock Allen & Holt), respectively.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investor Relations" section of our website at www.goldenminerals.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

          (a)   The Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Commission on March 1, 2013;

          (b)   The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed with the Commission on May 8, 2013;

          (c)   The Company's Current Reports on Form 8-K as filed with the Commission on May 8, 2013, May 28, 2013 and June 27, 2013; and

          (d)   The description of the Company's common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the Commission under Section 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

        Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Golden Minerals Company
  350 Indiana Street, Suite 800
  Golden, Colorado 80401
  Attention: Secretary
  Telephone: (303) 839-5060

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$377
Legal Fees and Expenses*	$5,000
Accountants Fees and Expenses*	$5,000
Transfer and Disbursement Agent Fees*	$1,000
Printing and EDGAR Costs*	$2,000

Total*	$13,377

*
Estimated solely for the purposes of this Item 14. Actual expenses may vary.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102 of the Delaware General Corporation Law, or DGCL, provides that a corporation, in its certificate of incorporation, may eliminate or limit personal liability of members of its board of directors for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching a duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. Article VIII of our Amended and Restated Certificate of Incorporation contains such a provision.

        Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no cause to believe his conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

        Article IX of our Amended and Restated Certificate of Incorporation requires that we indemnify our directors and officers to the fullest extent allowed by law and pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. We have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

        In addition, we have entered into indemnification agreements with each of our directors and officers which require us to indemnify our directors and officers to the fullest extent permitted by the DGCL.

ITEM 16.    EXHIBITS

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of RungePincockMinarco
23.4	Consent of Chlumsky, Armburst & Meyer
24	Power of Attorney (included in signature page)

ITEM 17.    UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that:

    paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on June 28, 2013.

GOLDEN MINERALS COMPANY
By:	/s/ JEFFREY G. CLEVENGER Jeffrey G. Clevenger President and Chief Executive Officer

Power of Attorney

        Each of the undersigned hereby constitutes and appoints Jeffrey G. Clevenger and Robert P. Vogels, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Golden Minerals Company, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Golden Minerals Company to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY G. CLEVENGER Jeffrey G. Clevenger	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	June 28, 2013
/s/ ROBERT P. VOGELS Robert P. Vogels	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2013
/s/ W. DURAND EPPLER W. Durand Eppler	Director	June 28, 2013
/s/ MICHAEL T. MASON Michael T. Mason	Director	June 28, 2013

Signature	Title	Date

/s/ IAN MASTERTON-HUME Ian Masterton-Hume	Director	June 28, 2013
/s/ KEVIN R. MORANO Kevin R. Morano	Director	June 28, 2013
/s/ TERRY M. PALMER Terry M. Palmer	Director	June 28, 2013
/s/ DAVID WATKINS David Watkins	Director	June 28, 2013

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of RungePincockMinarco
23.4	Consent of Chlumsky, Armburst & Meyer
24	Power of Attorney (included in signature page)